SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                ____________

                                  FORM 8-K

           CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                                ____________

                    JANUARY 27, 2000 (JANUARY 26, 2000)
              Date of Report (Date of Earliest Event Reported)


                          STERLING COMMERCE, INC.
             (Exact Name of Registrant as Specified in Charter)


         DELAWARE                      1-14196          75-2623341
  (State or Other Jurisdiction     (Commission File    (IRS Employer
  of Incorporation or                Number)           Identification No.)


   300 CRESCENT COURT,
 SUITE 1200, DALLAS, TEXAS                                     75201
Address of Principal Executive Office)                       (Zip Code)


                               (214) 981-1100
            (Registrant's Telephone Number, Including Area Code)


                               NOT APPLICABLE
       (Former Name or Former Address, if Changed Since Last Report)


 ITEM 5.  OTHER EVENTS.

      On January 26, 2000, Sterling Commerce, Inc. ("Sterling Commerce"), together with certain of its subsidiaries, entered into a definitive Asset Purchase Agreement (the "Asset Purchase Agreement") to sell to Brave Acquisition Corp., an affiliate of Francisco Partners, L.P., the assets related to the operation of Sterling Commerce's Managed Systems Division, formerly known as XcelleNet. The purchase price for the assets of MSD is approximately $50 million, subject to adjustment, consisting of approximately $40 million in cash and a $10 million promissory note payable to Sterling Commence and the assumption of certain liabilities. The transaction is also subject to customary closing conditions.

      On January 27, 2000, Sterling Commerce issued a press release announcing the execution of the Asset Purchase Agreement. The press release is filed herewith as Exhibit 99.1 and is hereby incorporated by reference in its entirety.


 ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
          EXHIBITS.


      (c)  Exhibits.

           EXHIBIT
              NO.              DESCRIPTION
           ---------           -----------

           99.1 Press Release, dated January 27, 2000, issued by Sterling Commerce, Inc.



                                 SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    STERLING COMMERCE, INC.


                                    By:   /s/ Dennis Byrnes
                                       ------------------------
                                       Name:  Dennis Byrnes
                                       Title: Vice President
                                              and Assistant General Counsel


 Date:  January 27, 2000


                          STERLING COMMERCE, INC.
                         CURRENT REPORT ON FORM 8-K
                       REPORT DATED JANUARY 27, 2000


                               EXHIBIT INDEX


 EXHIBIT
    NO.              DESCRIPTION
 ---------           -----------

 99.1                Press Release dated January 27, 2000 issued by Sterling
                     Commerce, Inc.